STATE BOARD OF ADMINISTRATION

OF FLORIDA

1801 Hermitage Boulevard-Suite 100
Tallahassee, Florida 32308
(850) 488-4406

Post Office Box 13300
32317-3300

ATTENTION: THIS ADDENDUM MUST BE COMPLETED, SIGNED, AND RETURNED BY ALL COMPANIES EXECUTING A REIMBURSEMENT CONTRACT REGARDLESS OF CHOICE TO ACCEPT OR REJECT THIS OPTIONAL COVERAGE

ADDENDUM NO. 2
to
REIMBURSEMENT CONTRACT
Effective: June 1, 2007
(Contract)

between

FEDERATED NATIONAL INSURANCE COMPANY
Ft. Lauderdale, FL
(Company)

NAIC # 27980

and

THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA) WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

It is Hereby Agreed, effective at 12:01 a.m., Eastern Time, June 1, 2007, that this Contract shall be amended as follows:

TEMPORARY EMERGENCY OPTIONS FOR ADDITIONAL COVERAGE PURSUANT TO SECTION 215.555(16), FLORIDA STATUTES.

Pursuant to Section 215.555(16), Florida Statutes, the Temporary Emergency Options for Additional Coverage (TEACO) provision allows the Company to select additional FHCF reimbursement coverage below its mandatory FHCF coverage layer under the Reimbursement Contract. The optional coverage provided in this Addendum No. 2 expires on May 31, 2008. Coverage associated with TEACO shall otherwise be consistent with terms and conditions as relates to the Reimbursement Contract including, but not limited to, definitions, coverage for Covered Policies as defined, exclusions, loss reporting, and examination procedures.

I. TEACO Coverage

The Company may purchase its mandatory FHCF premium share of coverage underneath its FHCF retention in excess of one of three industry retention levels, which are specified as $3 billion, $4 billion, or $5 billion. The price for the layer of coverage below its mandatory FHCF coverage is 75 cents for each dollar of coverage for the Company's share of the layer associated with a $5 billion industry retention, 80 cents for each dollar of coverage for the Company's share of the layer associated with the $4 billion industry retention, or 85 cents for each dollar of coverage for the Company's share of the layer of coverage associated with the $3 billion industry retention. The Company's TEACO coverage shall be on an occurrence basis, and the premium for coverage will include one reinstatement. The Company's TEACO retention shall replace the Company's mandatory FHCF retention when it selects a TEACO option.

The SBA shall reimburse the Company for 45 percent, 75 percent, or 90 percent of its losses from each Covered Event in excess of the Company's TEACO retention, plus 5 percent of the reimbursed losses to cover loss adjustment expense, limited in total to the amount of TEACO coverage purchased by the Company. The reimbursement percentage shall be the same as the coverage level selected by the Company under its Reimbursement Contract. The Company's maximum reimbursement under its TEACO option shall be its mandatory FHCF premium share of two times the difference between the industry retention calculated under Section 215.555(2)(e), Florida Statutes, and the $3 billion, $4 billion, or $5 billion industry TEACO retention based on the Company's selection of the TEACO option.

The full limit of the TEACO coverage purchased shall apply only to each of the Company's two largest Covered Events. The TEACO coverage does not apply to other Covered Events resulting in losses.

II. TEACO Premium

The Company's TEACO premium shall be calculated based on its share of the mandatory FHCF reimbursement premium. Total TEACO premium shall be calculated based on the assumption that all insurers entering into Reimbursement Contracts also accepted the TEACO option:

A. The industry TEACO premium associated with the $3 billion retention option would be equal to 85% of the difference for the coverage between the industry retention level calculated under Section 215.555(2)(e), Florida Statutes, and the $3 billion industry TEACO retention level.
B. The industry TEACO premium associated with the $4 billion retention option would be equal to 80% of the difference for the coverage between the industry retention level calculated under Section 215.555(2)(e), Florida Statutes, and the $4 billion industry TEACO retention level.
C. The industry TEACO premium associated with the $5 billion retention option would be equal to 75% of the difference for the coverage between the industry retention level calculated under Section 215.555(2)(e), Florida Statutes, and the $5 billion industry TEACO retention level.

The TEACO premium shall be due and payable in three installments on August 1, 2007, on October 1, 2007, and on December 1, 2007.

III. TEACO Retention

The TEACO retention is the amount of losses below which a TEACO Company is not entitled to reimbursement from the FHCF under the TEACO coverage option.

The TEACO retention multiple for each TEACO coverage option shall be calculated by dividing $3 billion, $4 billion, or $5 billion by the total estimated mandatory FHCF reimbursement premium assuming all insurers selected the 90% coverage option. The TEACO retention multiple shall be used for determining an insurer's retention if the insurer has selected a TEACO option. The TEACO retention multiples outlined above shall be adjusted to reflect the coverage level selected by the Company under its Reimbursement Contract. For insurers electing the 90 percent coverage level, the adjusted retention multiple is 100 percent of the amount determined under the preceding paragraph. For insurers electing the 75 percent coverage level, the adjusted retention multiple is 120 percent of the amount determined under the preceding paragraph. For insurers electing the 45 percent coverage level, the adjusted retention multiple is 200 percent of the amount determined under the preceding paragraph.

IV. Liability of the FHCF

The liability of the FHCF with respect to all TEACO addenda shall not exceed an amount equal to two times the difference between the industry retention level calculated under Section 215.555(2)(e), Florida Statutes, and the $3 billion, $4 billion, or $5 billion industry TEACO retention level options actually selected, but in no event may the FHCF's obligation exceed the actual claims-paying capacity of the FHCF plus the additional TEACO capacity provided for under Section 215.555(16)(g), Florida Statutes.

The additional capacity shall apply only to the additional coverage provided by the TEACO option and shall not otherwise affect any insurer's reimbursement from the FHCF.

V. Coordination of Coverage

Reimbursement amounts under TEACO shall not be reduced by reinsurance paid or payable to the Company from sources other than the FHCF.

The TEACO coverage shall be in addition to all other coverage provided by the SBA under the Company's Reimbursement Contract and shall be in addition to the claims-paying capacity of the FHCF as defined in Section 215.555(4)(c)1., Florida Statutes.

The TEACO coverage selected is irrevocable and shall not reduce, overlap, or duplicate coverage otherwise provided for in the Reimbursement Contract or offset any co-payments.

VI. Addendum No. 2 TEACO Coverage Election

ALL COMPANIES EXECUTING A REIMBURSEMENT CONTRACT MUST INDICATE ITS TEACO COVERAGE PROVIDED BELOW THE FHCF RETENTION BY SELECTING ONE OF THREE TEACO RETENTION LEVELS OR REJECT ALL SUCH COVERAGE. IF ADDENDUM NO. 2 IS RETURNED WITHOUT A TEACO

RETENTION SELECTED, IT SHALL BE DEEMED BY THE STATE BOARD OF ADMINISTRATION TO BE A CHOICE TO REJECT TEACO COVERAGE.

If your Company does not want to purchase any TEACO coverage, print "No Coverage" on the line below and initial the box.

No Coverage [initials: MB]

If your company elects to purchase TEACO coverage, select a TEACO retention level option by initialing the applicable box below.

Company selects $3 billion TEACO Retention Option	**OR**	**Company selects $4 billion TEACO Retention Option**	**OR**	**Company selects $5 billion TEACO Retention Option**

VII. Signatures

[signature]

Federated National Insurance Company

By: Michael Braun President
Name/Title

5/24/07
Date

Approved by:

Florida Hurricane Catastrophe Fund
By: State Board of Administration of the State of Florida

By: ______________________
Coleman Stipanovich
Executive Director

____
Date

Approved as to legality:

By: ______________________
Linda Lettera
General Counsel
FL Bar ID#311911

____
Date